UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2013

ELLINGTON FINANCIAL LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34569

Delaware	26-0489289
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 698-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 23, 2013, Ellington Management Group, L.L.C. ("Ellington") announced that Steven M. Abreu, the former president of GMAC Mortgage, has joined Ellington in a new role as Head of Mortgage Originations. Mr. Abreu will lead Ellington's efforts to acquire one or more mortgage originators. It is anticipated that any such acquisitions will be made by Ellington Financial LLC (the "Company"), and that post-acquisition Mr. Abreu will oversee both agency and non-agency mortgage originations, including refinancings, purchase loans, and retention of servicing rights. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding the effort by Ellington to acquire one or more mortgage originators and whether such acquisitions will be made by the Company. Forward-looking statements involve numerous risks and uncertainties. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 15, 2013 which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.
99.1    Press Release dated May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL LLC

Date: May 23, 2013	By:	/s/ Laurence Penn
Laurence Penn
Chief Executive Officer